Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of October 8, 2019

to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 28, 2019

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of October 8, 2019 (the “Effective Date”) by and among (i) Hillenbrand, Inc. (the “Company”), (ii) the parties identified as Subsidiary Borrowers on the signature pages hereof (each a “Subsidiary Borrower” and, collectively with the Company, the “Borrowers”), (iii) the Lenders party hereto (the “Lenders”) and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Third Amended and Restated Credit Agreement dated as of August 28, 2019 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that certain Lenders agree to provide additional term loans under, and make certain modifications to, Section 9.02(c) of the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.                   Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below (such date, the “Amendment Effective Date”):

(a) The parties hereto agree that the Credit Agreement (including the Schedules and Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Schedules and Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

(b) The parties hereto acknowledge and agree that this Amendment is being entered into and consummated pursuant to Section 9.02(c) of the Credit Agreement.

(c) The parties hereto acknowledge and agree that each Lender (including any New Lender (as defined below)) that executes this Amendment as a Lender and which also has a Term A-2 Loan Commitment listed opposite its name in Schedule 2.01 set forth in the Amended Credit Agreement shall be and is a Term A-2 Lender under the Amended Credit Agreement.

2.                   New Lenders. The parties hereto acknowledge and agree that:

(a) Each of the undersigned financial institutions that is not a party to the Credit Agreement prior to the Amendment Effective Date (each, a “New Lender”) agrees to be bound by the provisions of the Amended Credit Agreement and agrees that it shall, on the Amendment Effective Date, become a Lender for all purposes of the Credit Agreement, with a Revolving Commitment, a Term A-1 Loan Commitment and/or a Term A-2 Loan Commitment, as applicable, as set forth on Schedule 2.01 attached to the Amended Credit Agreement.

(b) Each undersigned New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and by the Amended Credit Agreement and to become a Lender under the Amended Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to become a Lender, (iii) from and after the Amendment No. 1 Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Revolving Commitment, Term A-1 Loan Commitment and/or Term A-2 Loan Commitment that it will obtain pursuant to this Amendment and either it, or the Person exercising discretion in making its decision to acquire such Commitment(s), is experienced in acquiring assets of such type and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment (and become party to the Amended Credit Agreement) on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement and the other Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

3.                   Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Required Lenders, each Lender with a Term A-2 Loan Commitment under the Amended Credit Agreement, each New Lender and the Administrative Agent.

(b) The Administrative Agent shall have received counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Guarantors.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) (i) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and (ii) of Faegre Baker Daniels LLP, special Indiana counsel for the Company, in each case covering such matters relating to the Company, the Amendment and the Amended Credit Agreement as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(d) The Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Amendment and the Amended Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, reasonable and documented fees and expenses of counsel for the Administrative Agent) in accordance with the Loan Documents.

4.                   Representations and Warranties of the Borrowers. Each Borrower for itself hereby represents and warrants as follows:

(a) This Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects) (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct as of such earlier date).

5.                   Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b) Except as specifically amended above, each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment shall be a Loan Document.

6.                   Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.                   Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.                   Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HILLENBRAND, INC.,
as the Company

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Vice President and Treasurer

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

Hillenbrand Luxembourg S.À R.L.,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Category A Manager

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

COPERION K-Tron (Schweiz) GmbH,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

Hillenbrand Switzerland GmbH,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Chairman of the Board of Managing Officers

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

Batesville Canada Ltd.,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Treasurer

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

Jeffery Rader Canada Company,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Assistant Treasurer

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

Rotex Europe Ltd,
as a Subsidiary Borrower

By	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

COPERION GMBH,
as a Subsidiary Borrower

By	/s/ Kimberly K. Ryan
	Name:	Kimberly K. Ryan
	Title:	Managing Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

HILLENBRAND GERMANY HOLDING GMBH,
as a Subsidiary Borrower

By	/s/ Kimberly K. Ryan
	Name:	Kimberly K. Ryan
	Title:	Managing Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By	/s/ Lisa Whatley
	Name:	Lisa Whatley
	Title:	Managing Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ James M. Stehlik
	Name:	James M. Stehlik
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

CITIZENS BANK, N.A., as a Lender

By	/s/ Jonathan Gleit
	Name:	Jonathan Gleit
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

BMO HARRIS FINANCING, INC., as a Lender

By	/s/ Betsy Phillips
	Name:	Betsy Phillips
	Title:	Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By	/s/ Graeme Robertson
	Name:	Graeme Robertson
	Title:	Managing Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ David C. Beckett
	Name:	David C. Beckett
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Kathleen D. Schurr
	Name:	Kathleen D. Schurr
	Title:	Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By	/s/ Michael Maguire
	Name:	Michael Maguire
	Title:	Executive Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Ryan T. Hamilton
	Name:	Ryan T. Hamilton
	Title:	Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

COMMERZBANK AG, NEW YORK BRANCH, as a Lender

By	/s/ Michael Ravelo
	Name:	Michael Ravelo
	Title:	Managing Director

By	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Director

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

FIFTH THIRD BANK, as a Lender

By	/s/ J. David Izard
	Name:	J. David Izard
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

BANK OF AMERICA, N.A., as a Lender

By	/s/ Brian D. Smith
	Name:	Brian D. Smith
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

SANTANDER BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Donna Cleary
	Name:	Donna Cleary
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

EXHIBIT A

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Third Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 28, 2019, by and among Hillenbrand, Inc. (the “Company”), the Subsidiary Borrowers (collectively with the Company, the “Borrowers”), the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of October 8, 2019 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

This Consent and Reaffirmation shall be construed in accordance with and governed by the law of the State of New York. This Consent and Reaffirmation may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Consent and Reaffirmation by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Consent and Reaffirmation.

Dated October 8, 2019

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

BATESVILLE SERVICES, INC.			BATESVILLE CASKET COMPANY, INC.

By:	/s/ Theodore S. Haddad, Jr.		By:	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.		Name:	Theodore S. Haddad, Jr.
	Title:	Vice President and Treasurer		Title:	Vice President and Treasurer

BATESVILLE MANUFACTURING, INC.			PROCESS EQUIPMENT GROUP, INC.

By:	/s/ Theodore S. Haddad, Jr.		By:	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.		Name:	Theodore S. Haddad, Jr.
	Title:	Vice President and Treasurer		Title:	Treasurer

K-TRON INVESTMENT CO.			ROTEX GLOBAL, LLC

By:	/s/ Theodore S. Haddad, Jr.		By:	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.		Name:	Theodore S. Haddad, Jr.
	Title:	Assistant Treasurer		Title:	Assistant Treasurer

coperion k-tron pitman, inc.			terrasource global corporation

By:	/s/ Theodore S. Haddad, Jr.		By:	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.		Name:	Theodore S. Haddad, Jr.
	Title:	Assistant Treasurer		Title:	Assistant Treasurer

coperion corporation			RED VALVE COMPANY, INC.

By:	/s/ Theodore S. Haddad, Jr.		By:	/s/ Theodore S. Haddad, Jr.
	Name:	Theodore S. Haddad, Jr.		Name:	Theodore S. Haddad, Jr.
	Title:	Vice President and Assistant Treasurer		Title:	Assistant Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 1 to

Third Amended and Restated Credit Agreement

(Hillenbrand, Inc., et al.)

ANNEX A

Attached

change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 1 Effective Date” means October 8, 2019.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable LC Sublimit” means, as of the Effective Date (i) with respect to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $28,600,000, (ii) with respect to Citizens Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $28,600,000, (iii) with respect to Wells Fargo Bank, National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (iv) with respect to PNC Bank, National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (v) with respect to HSBC Bank USA, National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (vi) with respect to U.S. Bank National Association in its capacity as an Issuing Bank under this Agreement, $28,600,000, (vii) with respect to BMO Harris Financing, Inc. in its capacity as an Issuing Bank under this Agreement, $28,600,000 and (viii) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank (and any decrease in the Applicable LC Sublimit with respect to any Issuing Bank after any such increase in the Applicable LC Sublimit of such Issuing Bank so long as such decrease would not cause the Applicable LC Sublimit of such Issuing Bank to be less than its Applicable LC Sublimit as of the Effective Date) shall only require the consent of the Company, the Administrative Agent and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to it in Section 2.25(a).

“Applicable Parties” has the meaning assigned to such term in Section 8.02(c).

“Applicable Payment Office” means, (a) in the case of a Canadian Revolving Borrowing, the Canadian Payment Office and (b) in the case of a Eurocurrency Borrowing (including for Designated Loans), the applicable Eurocurrency Payment Office.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); ~~and~~ (b) with respect to the Term A-1 Loans, (i) at any time prior to the funding of the Term A-1 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s Term A-1 Loan Commitment and the denominator of which is the aggregate Term A-1 Loan Commitments of all Term A-1 Lenders and (ii) at any time after the funding of the Term A-1 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A-1 Loans and the denominator of which is the aggregate outstanding principal amount of the Term A-1 Loans of all Term A-1 Lenders and (c) with respect to the Term A-2 Loans, (i) at any time prior to the funding of the Term A-2 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s Term A-2 Loan Commitment and the denominator of which is the aggregate Term A-2 Loan Commitments of all Term A-2 Lenders and (ii) at any time after the funding of the Term A-2 Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term A-2 Loans and the denominator of which is the aggregate outstanding principal amount of the Term A-2 Loans of all Term A-2 Lenders.

“Applicable Rate” means:

(a) for any day, with respect to any Eurocurrency Revolving Loan, any BA Equivalent Revolving Loan, any ABR Revolving Loan, any Canadian Base Rate Revolving Loan or with respect to any Commercial Letter of Credit or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency/BA Equivalent Revolving Spread”, “ABR/Canadian Base Rate Revolving Spread”, “Facility Fee Rate” or “Commercial Letter of Credit Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency / BA Equivalent Revolving Spread	ABR / Canadian Base Rate Revolving Spread	Commercial Letter of Credit Rate	Facility Fee Rate
Category 1:	< 1.00 to 1.00	0.90%	0%	0.6375%	0.10%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	1.00%	0%	0.7125%	0.125%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.10%	0.10%	0.7875%	0.15%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.175%	0.175%	0.84375%	0.20%
Category 5:	≥ 2.50 to 1.00 but < 3.00 to 1.00	1.275%	0.275%	0.90%	0.225%
Category 6:	≥ 3.00 to 1.00	1.50%	0.50%	1.05%	0.25%

(b) for any day, with respect to any Eurocurrency Term A-1 Loan or any ABR Term A-1 Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Term

A-1 Loan Spread”, “ABR Term A-1 Loan Spread”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Term A-1 Loan Spread	ABR Term A-1 Loan Spread
Category 1:	< 1.00 to 1.00	1.00%	0%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	1.125%	0.125%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.25%	0.25%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.375%	0.375%
Category 5:	≥ 2.50 to 1.00 but < 3.00 to 1.00	1.50%	0.50%
Category 6:	≥ 3.00 to 1.00	1.75%	0.75%

(c) for any day, with respect to any Eurocurrency Term A-2 Loan or any ABR Term A-2 Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Term A-2 Loan Spread”, “ABR Term A-2 Loan Spread”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurocurrency Term A-2 Loan Spread	ABR Term A-2 Loan Spread
Category 1:	< 1.00 to 1.00	0.875%	0%
Category 2:	≥ 1.00 to 1.00 but < 1.50 to 1.00	1.00%	0%
Category 3:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.125%	0.125%
Category 4:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.25%	0.25%
Category 5:	≥ 2.50 to 1.00 but < 3.00 to 1.00	1.375%	0.375%
Category 6:	≥ 3.00 to 1.00	1.625%	0.625%

For purposes of the foregoing clauses (a) ~~and~~, (b) and (c),

(i)   if at any time the Company fails to deliver the Financials by the date the Financials are due pursuant to Section 5.01, Category 6 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii)   adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change);

(iii)   notwithstanding the foregoing, Category 1 shall be deemed to be applicable from and after the Effective Date (or, solely with respect to Term A-2 Loans, from and after the Amendment No. 1 Effective Date) until the Administrative Agent’s receipt of the Financials for the Company’s fiscal year ending on or about September 30, 2019 and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs; and

(iv)  notwithstanding the foregoing (including the immediately preceding clause (iii)), Category 6 shall be deemed to be applicable from and after the Term Loan Funding Date until the Administrative Agent’s receipt of the Financials for the Company’s first fiscal quarter ending after the Term Loan Funding Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs (i) and (ii).

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.02(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means each of JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and a joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrower DTTP Filing” means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)   where it relates to a Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated on the signature page of that Lender, and

(i)   where the Borrower is a Borrower on the date of this Agreement, is filed with HM Revenue & Customs within thirty (30) days of the date of this Agreement; or

(ii)   where the Borrower becomes a Borrower after the date of this Agreement, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Borrower becomes a Borrower; or

(b)   where it relates to a Treaty Lender that becomes a Lender after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption or Augmenting Lender Supplement (as the case may be), and

(i)   where the Borrower is a Borrower as at the date on which the relevant Lender becomes a Lender (“New Lender Date”), is filed with HM Revenue & Customs within thirty (30) days of that New Lender Date; or

(ii)   where the Borrower is not a Borrower as at the relevant New Lender Date, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Borrower becomes a Borrower.

“Borrowing” means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date to the same Borrower and, in the case of Eurocurrency Loans or BA Equivalent Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit B-1 or any other form approved by the Administrative Agent or the Swingline Lender, as applicable.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Canadian Revolving Loan or a Canadian Swingline Loan, the term

“CDOR Screen Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the rate per annum equal to the average rate for bankers acceptances for a tenor equal in length to such Interest Period as displayed on Reuters Screen CDOR Page (or, in the event such rate does not appear on such Reuters page, any successor or substitute page on such screen or service that displays such rate, or other appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in consultation with the Company), as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period; provided that (x) if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period at which a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) (as selected by the Administrative Agent in consultation with the Company) is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term) and (y) if the CDOR Screen Rate is at any time less than zero, the CDOR Screen Rate shall be deemed to be zero for the purposes of this Agreement.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) other than any member or members of the Hillenbrand Family Group, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the Company ceases to own, directly or indirectly, and Control 100% (other than (i) directors’ qualifying shares and (ii) shares issued to foreign nationals to the extent required by applicable law) of the ordinary voting and economic power of any Subsidiary Borrower.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.15.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term A-1 Loans, Term A-2 Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of BMO Harris Financing, Inc., HSBC Bank USA, National Association, PNC Bank, National Association, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement.

“Co-Syndication Agent” means each of Citizens Bank, N.A. and Wells Fargo Bank, National Association in its capacity as co-syndication agent for the credit facilities evidenced by this Agreement.

“Commercial Letter of Credit” means a commercial documentary letter of credit issued pursuant to this Agreement by an Issuing Bank for the account of the Company or any Subsidiary for the purchase of goods in the ordinary course of business.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, Term A-1 Loan Commitment and Term A-2 Loan Commitment. The amount of each Lender’s Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Company” means Hillenbrand, Inc., an Indiana corporation.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) all non-cash expenses, charges or losses, (vi) losses attributable to the early extinguishment of Indebtedness and (vii) (A) cash fees, costs, expenses, premiums, penalties or other losses incurred in connection with any acquisition, any asset sale or other disposition, any recapitalization, any investment, any issuance of equity interests by the Company or any issuance, incurrence or repayment of any Indebtedness by the Company or its Subsidiaries, the amortization of any deferred financing charges, and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed) and (B) non-recurring or unusual expenses, in an aggregate amount for clauses (A) and (B) not to exceed $20,000,000 during any Reference Period minus, to the extent included in Consolidated Net Income for such period, (1) interest income, (2) income tax benefits (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the fiscal quarter in which the relevant non-cash expense, charge or loss were incurred and (4) gains attributable to the early extinguishment of Indebtedness, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of

“Maturity Date” means the Revolving Credit Maturity Date, the Term A-1 Loan Maturity Date or the Term A-2 Loan Maturity Date, as the context requires.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is contributing or has any obligation to contribute.

“Non-Consenting Lender” is defined in Section 9.02(d).

“Non-Extending Lender” is defined in Section 2.25(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and the other Loan Parties to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred, in each case, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the definition of “Obligations” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Currency” is defined in Section 2.18(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Commitment, Loan, Letter of Credit or Loan Document).

“Reference Banks” means such banks as may be appointed by the Administrative Agent and reasonably acceptable to the Company. No Lender shall be obligated to be a Reference Bank without its consent.

“Reference Period” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Register” has the meaning assigned to such term in Section 9.04.

“Related Indemnified Party” has the meaning assigned to such term in Section 9.03(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, advisors and agents of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.24, Lenders having Credit Exposures and unused Revolving Commitments, Term A-1 Loan Commitments and Term A-2 Loan Commitments representing more than 50% of the sum of the total Credit Exposures and unused Revolving Commitments, Term A-1 Loan Commitments and Term A-2 Loan Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Required Revolving Lenders” means, at any time, subject to Section 2.24, Revolving Lenders having Revolving Credit Exposures and Revolving Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Revolving Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Required Term Lenders” means, subject to Section 2.24, at any time, Term Lenders having outstanding Term Loans (or, prior to funding of the Term Loans on the Term Loan Funding Date, Term Loan Commitments) representing more than 50% of the sum of the total outstanding principal amount of Term Loans (or, prior to the funding of the Term Loans on the Term Loan Funding Date, Term Loan Commitments) at such time.

“Responsible Officer” means the chief executive officer, president, a Financial Officer or a member of the senior management team of the Company or any other Person designated by any such Person in writing to the Administrative Agent and reasonably acceptable to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Tax Payment” means either an increased payment made by a Borrower to a Lender under Section 2.17A(d) or a payment under Section 2.17A(m).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, but excluding UK Tax.

“Term A-1 Lender” means, as of any date of determination, each Lender having a Term A-1 Loan Commitment or that holds Term A-1 Loans.

~~“Term Loan Availability Period” means the period from and including the Effective Date and ending on the Term Loan Commitment Expiration Date.~~

“Term A-1 Loan Commitment” means (a) with respect to any Term A-1 Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term A-1 Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term A-1 Loan Commitment, as applicable, and after giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Term A-1 Lenders, the aggregate commitments of all Term A-1 Lenders to make Term A-1 Loans. After funding the Term A-1 Loan, each Term A-1 Lender’s Term A-1 Loan Commitment shall be deemed to be zero. The initial aggregate amount of the Term A-1 Loan Commitments of all Term A-1 Lenders on the Amendment No. 1 Effective Date is $500,000,000.

“Term A-1 Loan Funded Amount” has the meaning assigned to it in Section 2.10(a)(ii).

“Term A-1 Loan Installment Date” has the meaning assigned to it in Section 2.10(a)(ii).

“Term A-1 Loan Maturity Date” means the date that occurs on the fifth anniversary of the Term Loan Funding Date, as may be extended pursuant to Section 2.25.

“Term A-1 Loans” means the term loans made by the Term A-1 Lenders to the Company pursuant to Section 2.01(b).

“Term A-2 Lender” means, as of any date of determination, each Lender having a Term A-2 Loan Commitment or that holds Term A-2 Loans.

“Term A-2 Loan Commitment” means (a) with respect to any Term A-2 Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term A-2 Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term A-2 Loan Commitment, as applicable, and after giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Term A-2 Lenders, the aggregate commitments of all Term A-2 Lenders to make Term A-2 Loans. After funding the Term A-2 Loan, each Term A-2 Lender’s Term A-2 Loan Commitment shall be deemed to be zero. The initial aggregate amount of the Term A-2 Loan Commitments of all Term A-2 Lenders on the Amendment No. 1 Effective Date is $225,000,000.

“Term A-2 Loan Funded Amount” has the meaning assigned to it in Section 2.10(a)(iii).

“Term A-2 Loan Installment Date” has the meaning assigned to it in Section 2.10(a)(iii).

“Term A-2 Loan Maturity Date” means the date that occurs on the third anniversary of the Term Loan Funding Date, as may be extended pursuant to Section 2.25.

“Term A-2 Loans” means the term loans made by the Term A-2 Lenders to the Company pursuant to Section 2.01(c).

“Term Lender” means a Term A-1 Lender or a Term A-2 Lender or both, as the context requires, and “Term Lenders” means the Term A-1 Lenders and the Term A-2 Lenders collectively.

“Term Loan Availability Period” means (i) in respect of Term A-1 Loans, the period from and including the Effective Date and ending on the Term Loan Commitment Expiration Date and (ii) in respect of Term A-2 Loans, the period from and including the Amendment No. 1 Effective Date and ending on the Term Loan Commitment Expiration Date.

“Term Loan Commitment” means the Term A-1 Loan Commitment of a Lender or the Term A-2 Loan Commitment of a Lender, or both, as the context requires, and “Term Loan Commitments” means the Term A-1 Loan Commitments and the Term A-2 Loan Commitments collectively.

“Term Loan Commitment Expiration Date” means the earliest of (i) 5:00 p.m., New York City time, on the “End Date” (as defined in the Bengal Acquisition Agreement as in effect on July 12, 2019) as extended pursuant to Section 10.01(b)(i) of the Bengal Acquisition Agreement as in effect on July 12, 2019, (ii) the closing of the Bengal Acquisition with or without the use of any of the Term Loans under this Agreement, (iii) the public announcement of the abandonment of the Bengal Acquisition by the Company (or any of its Affiliates) and (iv) the termination of the Bengal Acquisition Agreement prior to closing of the Bengal Acquisition in accordance with the terms thereof.

“ ~~Term Loan Installment Date” has the meaning assigned to it in Section 2.10(a)(ii).~~

“ ~~Term Loan Funded Amount” has the meaning assigned to it in Section 2.10(a)(ii).~~

“Term Loan Funding Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 4.02) and the Term Loans are funded.

“Term Loan~~Maturity~~Installment Date” means ~~the date that occurs on the fifth anniversary of the Term Loan Funding Date, as may be extended pursuant to Section 2.25~~a Term A-1 Loan Installment Date or a Term A-2 Loan Installment Date or both, as the context requires.

“Term Loan Trigger Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 4.02).

“Term Loans” means the ~~term loans made by~~ Term A-1 Loans and the Term ~~Lenders to the Company pursuant to Section 2.01(b)~~A-2 Loans collectively.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means (i) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (ii) the borrowing of Loans and other credit extensions, (iii) the use of the proceeds thereof, (iv) the issuance of Letters of Credit hereunder and (v) the Bengal Transactions.

“Treaty Lender” means a Lender which:

(i)       is treated as a resident of a Treaty State for the purposes of a Treaty;

(ii)     does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(iii)    meets all other conditions of the relevant Treaty for full exemption from the United Kingdom taxation on interest and other amounts which relate to the Lender (including, without limitation, its tax or other status, the manner in which or the period for which it holds any rights under this Agreement, the reasons or purposes for its acquisition of such rights and the nature of any arrangements by which it disposes of or otherwise turns to account such rights) under the Loan Documents. In this subclause (iii), “conditions” shall mean conditions relating to an entity’s eligibility for full exemption under the relevant Treaty and shall not be treated as including any procedural formalities that need to be satisfied in relation to that Treaty.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the BA Rate or the Canadian Prime Rate.

“UK Borrower” means any UK Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“UK Bank Levy” means the UK Tax known as the bank levy, introduced by the United Kingdom Finance Act 2011, in such form as it may be imposed and/or modified from time to time.

“UK Insolvency Event” means:

(a)       a UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than any Credit Party under this Agreement) with a view to rescheduling any of its indebtedness. In this context, “unable to pay its debts” means that there are grounds on which such UK Relevant Entity would be deemed to be unable to pay its

Lenders agree that on the Effective Date but subject to the reallocation and other transactions described in Section 1.05, the Existing Loans shall be re-evidenced as Revolving Loans under this Agreement, and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in, subject to Sections 2.04 and 2.11(b), (i) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, ~~and~~ (b) each Term A-1 Lender with a Term A-1 Loan Commitment (severally and not jointly) agrees to make a Term A-1 Loan to the Company in Dollars in a single drawing during the Term Loan Availability Period, in an amount equal to such Lender’s Term A-1 Loan Commitment, on the Term Loan Trigger Date by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent and (c) each Term A-2 Lender with a Term A-2 Loan Commitment (severally and not jointly) agrees to make a Term A-2 Loan to the Company in Dollars in a single drawing during the Term Loan Availability Period, in an amount equal to such Lender’s Term A-2 Loan Commitment, on the Term Loan Trigger Date by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Canadian Revolving Loans may only be made to (and may only be requested by or in respect of) a Canadian Borrower, and a Canadian Borrower may not request a Eurocurrency Loan denominated in Canadian Dollars (nor may the Company or any other Person request such a Eurocurrency Loan on behalf of a Canadian Borrower in Canadian Dollars) but, for the avoidance of doubt, a Canadian Borrower may request Eurocurrency Loans denominated in any Agreed Currency other than Canadian Dollars. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)       Subject to Section 2.14, (i) each Revolving Borrowing (other than a Canadian Revolving Borrowing), Term A-1 Loan Borrowing and Term A-2 Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower, (ii) each Swingline Loan shall be (w) an ABR Loan in the case of a Swingline Loan denominated in Dollars (other than a Designated Swingline Dollar Loan), (x) a Eurocurrency Swingline Loan in the case of a Swingline Loan denominated in any Foreign Currency (for the avoidance of doubt, other than a Canadian Swingline Loan), (y) a Canadian Base Rate Loan in the case of a Canadian Swingline Loan or (z) a Eurocurrency Swingline Loan in the case of a Designated Swingline Dollar Loan, and (iii) each Canadian Revolving Borrowing shall be comprised entirely of BA Equivalent Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16, 2.17 and 2.17A shall apply to such Affiliate to the same extent as to

Borrowing is to be a BA Equivalent Borrowing) and whether such Borrowing is a Revolving Borrowing, a Term A-1 Loan Borrowing or a Term A-2 Loan Borrowing;

(v)                in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)              in the case of a BA Equivalent Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)             the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then (x) in the case of a Borrowing denominated in Dollars (other than a Designated Loan), the requested Borrowing shall be an ABR Borrowing and (y) in the case of a Canadian Revolving Borrowing, the requested Borrowing shall be a BA Equivalent Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing or BA Equivalent Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)           each Eurocurrency Borrowing or Canadian Revolving Borrowing, on each of the following: (i) the date of the making of such Loan and (ii) each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement,

(b)          (i) each Eurocurrency Swingline Loan denominated in a Foreign Currency (for the avoidance of doubt, other than a Canadian Swingline Loan) as of the date one (1) Business Day prior to the date of the making of such Swingline Loan and (ii) each Canadian Swingline Loan on the date of the making of such Swingline Loan,

(c)           any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(d)          all outstanding Credit Events, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b), (c) and (d) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in any of the Agreed Currencies to any Borrower from time to time during the Revolving Credit Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not result in (i) the aggregate relevant Issuing Bank for LC Disbursements for which it has not been reimbursed, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure for such Borrower at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Company as and to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposures would not exceed the aggregate Revolving Commitments and no Event of Default shall have occurred and be continuing.

(k)           Issuing Bank Agreements. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount and currency of such LC Disbursement, (iii) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(l)            LC Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.07.Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof (which shall be the Term Loan Funding Date in the case of the Term Loans) solely by wire transfer of immediately available funds (i) in the case of Revolving Loans denominated in Dollars (other than a Designated Loan), by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) in the case of each Revolving Loan denominated in a Foreign Currency (other than Swiss Francs) and Designated Loans, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and at such Applicable Payment Office for such currency, (iii) in the case of each Revolving Loan denominated in Swiss Francs, by 8:00 a.m., Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and at such Applicable Payment Office for such currency, (iv) in the case of Term A-1 Loans, as provided in Section 2.01(b) ~~and~~, (v) in the case of Term A-2 Loans, as provided in Section 2.01(c) and (vi) in the case of Swingline Loans, as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that repaid in accordance with Section 2.11 and (iii) in the case of a BA Equivalent Borrowing, in respect of which the applicable Canadian Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a BA Equivalent Borrowing with an Interest Period of one month unless such BA Equivalent Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars (other than a Designated Loan) may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars (other than a Designated Loan) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto but without duplication for interest payments made by any Borrower on such amount, (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency, and each Designated Loan, shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month and (iv) unless repaid, each BA Equivalent Borrowing shall automatically be continued as a BA Equivalent Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term A-1 Loan Commitments and the Term A-2 Loan Commitments shall terminate on the Term Loan Commitment Expiration Date and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b)          The Company may at any time terminate, or from time to time reduce, the Revolving Commitments, the Term A-1 Loan Commitments and/or the Term A-2 Loan Commitments; provided that (i) each reduction of the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments, as applicable, shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)          The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments shall be permanent. Each reduction of the Revolving Commitments, the Term A-1 Loan Commitments or the Term A-2 Loan Commitments shall be made ratably among the applicable Lenders in accordance with their respective Revolving Commitments, Term A-1 Loan Commitments or Term A-2 Loan Commitments, as applicable.

(d)          The Term A-1 Loan Commitments and the Term A-2 Loan Commitments shall be reduced pursuant to Section 4.02(b), to the extent required thereunder.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.

(a)           Repayment and Amortization of Loans.

(i)                 Each Borrower hereby unconditionally promises to pay to the Administrative Agent (A) for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan, (B) for the account of each Term A-1 Lender the principal amount of each Term A-1 Loan of such Term A-1 Lender on such dates and in such amounts as provided in Section 2.10(a)(ii) ~~and~~, (C) for the account of each Term A-2 Lender the principal amount of each Term A-2 Loan of such Term A-2 Lender on such dates and in such amounts as provided in Section 2.10(a)(iii) and (D) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Maturity Date and the fifth (5th) Business Day (or such longer period as the Swingline Lender may agree in its sole discretion) after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(ii)               The Company shall repay Term A-1 Loans in installments as follows (each such day referred to in the immediately succeeding clauses (~~i~~x) through (~~iii~~z), a “Term A-1 Loan Installment Date”): (~~i~~x) on the last day of the first calendar quarter ending following the Term Loan Funding Date and on the last day of each of the seven calendar quarters ending immediately after such first calendar quarter, 1.25% of the aggregate principal amount of the Term A-1 Loans actually funded on the Term Loan Funding Date (such amount, the “Term A-1 Loan Funded Amount”); (~~ii~~y) on the last day of the ninth calendar quarter ending following the Term Loan Funding Date and on the last day of each of the seven calendar quarters ending immediately after such ninth calendar quarter, 1.875% of the Term A-1 Loan Funded Amount; and (~~iii~~z) on the last day of the seventeenth calendar quarter ending following the Term Loan Funding Date and on the last day of each calendar quarter ending after such seventeenth calendar quarter, 2.50% of the Term A-1 Loan Funded Amount (in each of the foregoing cases, as adjusted from time to time pursuant to Section 2.11(a)). To the extent not previously repaid, all unpaid Term A-1 Loans shall be paid in full in Dollars by the Company on the Term A-1 Loan Maturity Date.

(iii)             The Company shall repay Term A-2 Loans in installments as follows (each such day referred to in the immediately succeeding clauses (x) through (y), a “Term A-2 Loan Installment Date”): (y) on the last day of the first calendar quarter ending following the Term Loan Funding Date and on the last day of each of the seven calendar quarters ending immediately after such first calendar quarter, 1.25% of the aggregate principal amount of the Term A-2 Loans actually funded on the Term Loan Funding Date (such amount, the “Term A-2 Loan Funded Amount”); and (y) on the last day of the ninth calendar quarter ending following the Term Loan Funding Date and on the last day of each calendar quarter ending after such ninth calendar quarter, 1.875% of the Term A-2 Loan Funded Amount (in each of the foregoing cases, as adjusted from time to time pursuant to

Section 2.11(a)). To the extent not previously repaid, all unpaid Term A-2 Loans shall be paid in full in Dollars by the Company on the Term A-2 Loan Maturity Date.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form attached hereto as Exhibit I-1 or Exhibit I-2, as applicable. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans.

(a)           Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to break funding payments required by Section 2.16) subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing of any prepayment hereunder (i) (x) in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars or a BA Equivalent Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment or (y) in the case of a prepayment of a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, four (4) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Local Time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, ~~and~~ each voluntary prepayment of a Term A-1 Loan Borrowing shall be applied ratably to the Term A-1 Loans as directed by the Company and each voluntary prepayment of a Term A-2 Loan Borrowing shall be applied ratably to the Term A-2 Loans as directed by the Company. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required pursuant to Section 2.16.

(b)          If (i) at any time, other than as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or (ii) at any time determined pursuant to Section 2.04, solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the aggregate Revolving Commitments, the Company shall in each case immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of the Total Revolving Credit Exposure (so calculated) to be less than or equal to the aggregate Revolving Commitments.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Standby Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure in respect of Standby Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Standby Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Standby Letters of Credit, (ii) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Commercial Letters of Credit, which shall accrue at the Applicable Rate applicable to Commercial Letters of Credit on the average daily Dollar Amount of such Lender’s LC Exposure in respect of Commercial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Commercial Letters of Credit) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure in respect of Commercial Letters of Credit and (iii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand (or such later time specified in any invoice delivered to the Company with respect thereto or otherwise agreed to by the relevant Issuing Bank). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)          The Company agrees to pay to the Administrative Agent for the account of each Term A-1 Lender, a ticking fee of 0.15% per annum on the amount of such Term A-1 Lender’s Term A-1 Loan Commitment (as such amount shall be adjusted to give effect to any voluntary reductions of the Term A-1 Loan Commitments in accordance with the terms of Section 2.09(c)), which ticking fee shall accrue during the period commencing on the date that is 60 days after the Effective Date and ending on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-1 Loan Commitments. Ticking fees payable in respect of the Term A-1 Loan Commitments accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-1 Loan Commitments. The Company agrees to pay to the Administrative Agent for the account of each Term A-2 Lender, a ticking fee of 0.15% per annum on the amount of such Term A-2 Lender’s Term A-2 Loan Commitment (as such amount shall be adjusted to give effect to any voluntary reductions of the Term A-2 Loan Commitments in accordance with the terms of Section 2.09(c)), which ticking fee shall accrue during the period commencing on the date that is 60 days after the Amendment No. 1 Effective Date and ending on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-2 Loan Commitments. Ticking fees payable in respect of the Term A-2 Loan Commitments accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the earlier of (i) the Term Loan Funding Date and (ii) the date of the termination the Term A-2 Loan Commitments. All ticking fees payable under this Section 2.12(c) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.10 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan or BA Equivalent Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the ~~initial~~ Term Loans, (b) shall not mature earlier than the Revolving Credit Maturity Date or the Term A-1 Loan Maturity Date (but may have amortization and mandatory prepayments prior to such date) and (c) shall be treated substantially the same (as reasonably determined by the Company and the Administrative Agent) as (and in any event no more favorably than) the Revolving Loans and the ~~initial~~ Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Revolving Credit Maturity Date and the Term A-1 Loan Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Revolving Credit Maturity Date and the Term A-1 Loan Maturity Date and (ii) the Incremental Term Loans may have different pricing and economics (including, without limitation, with respect to upfront fees, original issue discount, premiums, and interest rate) than the Revolving Loans and the ~~initial~~ Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21. [Intentionally Omitted].

SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any

Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Revolving Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the relevant Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Revolving Lender, reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender that is a Revolving Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.25. Extension of Maturity Date.

(a)            Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) not earlier than 120 days and not later than 30 days prior to each anniversary of the date of this Agreement (each such date, an “Extension Date”), request that each applicable Lender extend such Lender’s Revolving Credit Maturity Date, Term A-1 Loan Maturity Date or Term A-2 Loan Maturity Date, as the case may be (the “Applicable Maturity Date”) to the date that is one year after the Applicable Maturity Date then in effect with respect to such Class for such Lender (such date that is one year after such Applicable Maturity Date, the “Extended Maturity Date”).

(b)            Lender Elections to Extend. Each Lender of the applicable Class, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 20 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender of the applicable Class that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender of the applicable Class that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender of the applicable Class that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Applicable Maturity Date.

(c)            Notification by Administrative Agent. The Administrative Agent shall notify the Company of each applicable Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)            Additional Commitment Lenders. The Company shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Revolving Lender” (in the case of any extension of the Revolving Credit Maturity Date) ~~or~~, as a “Term A-1 Lender” (in the case of any extension of the Term A-1 Loan Maturity Date) or as a “Term A-2 Lender” (in the case of any extension of the Term A-2 Loan Maturity Date) under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent in accordance with the procedures provided in Section 2.19(b), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Commitment, Term A-1 Loans and/or Term A-2 Loans, as applicable (and, if any such Additional Commitment Lender is already a Lender of the applicable Class, its Revolving Commitment, Term A-1 Loans and/or Term A-2 Loans, as applicable, so assumed shall be in addition to such Lender’s Revolving Commitment, Term A-1 Loans and/or its Term A-2 Loans. Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender. The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)            Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Lender unless:

(i)            no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)           the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects (or in all respects if such representation is qualified by materiality or Material Adverse Effect) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)          the Administrative Agent shall have received a certificate from the Company signed by a Financial Officer of the Company certifying the accuracy of the foregoing clauses (i) and (ii).

(f)             Maturity Date for Non-Extending Lenders. On the Applicable Maturity Date of each Non-Extending Lender, (i) to the extent of the Revolving Commitments, Term A-1 Loans and Term A-2 Loans of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Loans of the applicable Class outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans of the applicable Class ratable with any revised Applicable Percentages of the respective Lenders of such Class effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the applicable Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(g)            Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Each Borrower for itself, and the Company on behalf of itself and its Subsidiaries, represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Loan Parties is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary as of the Effective Date, noting whether such Subsidiary is a Material Domestic Subsidiary as of the Effective Date, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding (i) directors’ qualifying shares and (ii) shares issued to foreign nationals to the extent required by applicable law), a description of each class issued and outstanding.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.02. Term Loan Funding Date. The obligations of the Term Lenders to make Term Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)            The Effective Date shall have occurred.

(b)            The Bengal Acquisition shall, substantially concurrently with the funding of the Term Loans hereunder, be consummated in all material respects in accordance with the Bengal Acquisition Agreement, without giving effect to any amendments, modifications, supplements or waivers by the Company (or any of its Subsidiaries) thereto or consents by the Company (or any of its Subsidiaries) thereunder that are materially adverse to the Administrative Agent or the Lenders in their capacities as such without the Administrative Agent’s prior written consent (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (i) amendments, waivers and other changes to the definition of “Material Adverse Effect” (as defined in the Bengal Acquisition Agreement as in effect on July 12, 2019) shall be deemed to be materially adverse to the Lenders, and (ii) any modification, amendment or express waiver or consents by the Company (or any of its Subsidiaries) that results in (x) an increase to the purchase price shall be deemed to not be materially adverse to the Lenders so long as such increase is not in excess of 10% of the purchase price or not funded with proceeds of indebtedness (other than borrowings of Revolving Loans under this Agreement) and (y) a decrease to the purchase price shall be deemed to not be materially adverse to the Lenders so long as (1) such reduction is less than 10% of the purchase price or (2) such reduction is allocated to reduce on a dollar-for-dollar basis simultaneously both (A) the Term A-1 Loan Commitments and the Term A-2 Loan Commitments, ratably, and (B) the commitments provided to the Company in connection with the Bengal Acquisition pursuant to the 364-day senior unsecured bridge facility commitment letter, dated as of July 12, 2019, by and among the Company, JPMorgan Chase Bank, N.A. and certain other lenders (and any bridge credit agreement entered into in connection therewith) (such commitments described in this clause (B), the “Specified Commitments”) (it being understood and agreed, for the avoidance of doubt and by way of example, for purposes of the foregoing clause (2), a $1 decrease in the purchase price would reduce the Term A-1 Loan Commitments and the Term A-2 Loan Commitments, ratably, by $1 and also reduce the Specified Commitments by $1)).

(c)            The Bengal Refinancing shall have been consummated prior to or substantially concurrently with the funding of the Term Loans.

(d)            Each of the Bengal Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on and as of the Term Loan Funding Date (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such date).

(e)            Since July 12, 2019, there shall not have not occurred any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Bengal (it being understood and agreed that for purposes of this clause (e), the term “Material Adverse Effect” shall be defined in the same manner as the definition of “Material Adverse Effect” set forth in the Bengal Acquisition Agreement).

each case, in violation of applicable Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The undertaking given in the immediately preceding sentence shall not be given (i) by any Loan Party or (ii) to any Lender to the extent that such undertaking would result in any violation of, conflict with or liability under EU Regulation (EC) 2271/96, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or a similar anti-boycott statute.

SECTION 5.09. Subsidiary Guaranty. As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after delivery of the applicable annual Compliance Certificate showing that any Person qualifies as a Material Domestic Subsidiary (other than Excluded Subsidiaries), the Company shall cause such Material Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (in substantially the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other customary corporate documentation and legal opinions, to the extent reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or shall have been cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income other than:

(a)            Liens pursuant to any Loan Document (including Liens on any cash in favor of an Issuing Bank required pursuant to the terms of this Agreement);

(b)           Liens existing on the Effective Date (i) that do not exceed $1,000,000 or (ii) are listed on Schedule 6.01 and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.03(b);

(c)            Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e)            pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (including,

written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in Section 2.20 on substantially the same basis as the Revolving Loans are included immediately prior to such Incremental Term Loan Amendment), (v) (x) waive any condition set forth in Section 4.03 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders or (y) waive any condition set forth in Section 4.02 in respect of the making of a Term Loan without the written consent of the Required Term Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02 or Section 4.03, as applicable) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02 or Section 4.03, as applicable, for purposes of this Section 9.02), (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as applicable) (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included immediately prior to such Incremental Term Loan Amendment), or (vii) release the Company from its obligations under Article X or, except as permitted by Section 9.14, all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

(c)            Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the ~~initial~~ Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)            If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “such Lender,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest,

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Commitment	Term A-1 Loan Commitment	Term A-2 Loan Commitment

JPMORGAN CHASE BANK, N.A.	$120,000,000.00	$66,666,666.67	$12,500,000.00

WELLS FARGO BANK, NATIONAL ASSOCIATION	$120,000,000.00	$66,666,666.67	$12,500,000.00

CITIZENS BANK, N.A.	$120,000,000.00	$66,666,666.66	$12,500,000.00

BMO HARRIS FINANCING, INC.	$90,000,000.00	$50,000,000.00	$0.00

HSBC BANK USA, NATIONAL ASSOCIATION	$90,000,000.00	$25,000,000.00	$12,500,000.00

PNC BANK, NATIONAL ASSOCIATION	$90,000,000.00	$50,000,000.00	$12,500,000.00

U.S. BANK NATIONAL ASSOCIATION	$90,000,000.00	$50,000,000.00	$12,500,000.00

SUMITOMO MITSUI BANKING CORPORATION	$45,000,000.00	$50,000,000.00	$12,500,000.00

BRANCH BANKING AND TRUST COMPANY	$45,000,000.00	$25,000,000.00	$20,000,000.00

COMMERZBANK AG, NEW YORK BRANCH	$45,000,000.00	$25,000,000.00	$0.00

FIFTH THIRD BANK	$45,000,000.00	$25,000,000.00	$12,500,000.00

BANK OF AMERICA, N.A.	$0.00	$0.00	$52,500,000.00

SANTANDER BANK, NATIONAL ASSOCIATION	$0.00	$0.00	$52,500,000.00

AGGREGATE REVOLVING COMMITMENTS	$900,000,000.00	$500,000,000.00	$225,000,000.00

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The Assignee confirms by checking the relevant box that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is:

☐      not a Qualifying Lender;

☐      a Qualifying Lender (other than a Treaty Lender); or

☐      a Treaty Lender;

and, if applicable, is:

☐	a company resident in the United Kingdom for United Kingdom tax purposes; or

☐	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account in computing its chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

☐

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of an advance under a Loan Document in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company;

and, if applicable, is:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term A-1 Loan Commitment”, “Term A-2 Loan Commitment”, etc.).

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

EXHIBIT B-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603
Attention: Pastell Jenkins
Facsimile: (888) 292-9533]1

With a copy to:

10 South Dearborn, 9th Floor
Chicago, Illinois 60603
Attention: Erik Barragan
Facsimile: (877) 221-4010

Re: Hillenbrand, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated August 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hillenbrand, Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a [Term A-1 Loan] [Term A-2 Loan] [Revolving] Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such [Term A-1 Loan] [Term A-2 Loan] [Revolving] Borrowing requested hereby:

1.	Name of Borrower:

2.	The requested Borrowing is in respect of the [Term A-1 Loan][Term A-2 Loan][Revolving] Commitment

3.	Aggregate principal amount of Borrowing:[2] $	_____________

1 If request is in respect of Revolving Loans in a Foreign Currency (other than a Canadian Revolving Loan) or a Designated Loan, replace this address with the London address from Section 9.01(a)(ii), and if request is in respect of Canadian Revolving Loans, replace this address with the Toronto address from Section 9.01(a)(ii)).

2 Not less than applicable amounts specified in Section 2.02(c).

EXHIBIT B-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

[10 South Dearborn

Chicago, Illinois 60603
Attention: Pastell Jenkins
Facsimile: (888) 292-9533]1

Re: Hillenbrand, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Credit Agreement dated August 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hillenbrand, Inc. (the “Company”), the Subsidiary Borrowers party thereto from time to time, the financial institutions party thereto from time to time as Lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing [Term A-1 Loan][Term A-2 Loan][Revolving] Borrowing under the Credit Agreement, and in that connection the [undersigned Borrower][Company, on behalf of [Subsidiary Borrower],] specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List Borrower, date, Type, Class, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing: ________

2.	Aggregate principal amount of resulting Borrowing: ________

3.	Effective date of interest election (which shall be a Business Day): _________

4.	Type of Borrowing (ABR or Eurocurrency or, in the case of a Canadian Revolving Borrowing, BA Equivalent): ________

1 If request is in respect of Revolving Loans in a Foreign Currency (other than a Canadian Revolving Loan) or a Designated Loan, replace this address with the London address from Section 9.01(a)(ii), and if request is in respect of Canadian Revolving Loans, replace this address with the Toronto address from Section 9.01(a)(ii)).

ANNEX I TO GUARANTY

Reference is hereby made to the Second Amended and Restated Guaranty, made as of August 28, 2019 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, the “Guaranty”), by and among the Initial Guarantors, the additional Guarantors party thereto from time to time in favor of the Administrative Agent, for the ratable benefit of the Holders of Guaranteed Obligations, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [state of organization] [corporation] [partnership] [limited liability company] (the “New Guarantor”), agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

This Annex I counterpart of the Guaranty shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, New Guarantor has executed and delivered this Annex I counterpart to the Guaranty as of this________ day of________ , 20___.

[NAME OF NEW GUARANTOR]

By:
Its: